Exhibit 15.1

57th Floor, Fortune Financial Center, Suite
57055
East 3rd Ring Road, Chaoyang District
Beijing 100020, PRC
Tel: +86 (10) 6530-9989

Golden Sun Health Technology Group Limited

Profit Huiyin Square North Building,

Huashan 2018, Unit 1001,

Xuhui District, Shanghai, China

February 14, 2025

We consent to the references to our firm as “PRC counsel” in the annual report on Form 20-F of GOLDEN SUN HEALTH TECHNOLOGY GROUP LIMITED (the “Company”) for the fiscal year ended September 30, 2024, including all amendments or supplements thereto (the “Annual Report"), filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 14, 2025 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulation promulgated thereunder.

Your faithfully,

/s/ Pac ate Law Firm
Pacgate Law Firm